EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Nevada Gold & Casinos, Inc. on Form S-8 of our reports dated June 14, 2005 accompanying the consolidated financial statements and managements assessment of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Nevada Gold & Casinos, Inc. for the year ended March 31, 2005.


//s// Pannell Kerr Forster of Texas, P.C.
-----------------------------------------
       Pannell Kerr Forster of Texas, P.C.


June 16, 2005